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                                                                    Exhibit 23.9


                   CONSENT OF PERSON TO BE NAMED AS A DIRECTOR

         Pursuant to Rule 438 of the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a member of the board of directors of Telia AB ("Telia") in Telia's registration statement on Form F-4 and any amendments thereto.


                                    Signature




                                    /s/ Tapio Hintikka
                                    Tapio Hintikka